Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-139912 and
333-139912-01) of The PNC Financial Services Group, Inc. and PNC Funding Corp of our report dated March 10, 2006 relating to the financial statements of Mercantile Bankshares Corporation, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

January 24, 2007